Exhibit 99.1

Movie Gallery Declares Quarterly Dividend of $0.03 Per Share

    DOTHAN, Ala.--(BUSINESS WIRE)--April 2, 2004--Movie Gallery
(Nasdaq: MOVI) today announced that the Board of Directors has declared a dividend to common stockholders of $0.03 per share, payable on April 27, 2004, to stockholders of record as of April 13, 2004.

    About Movie Gallery

    Movie Gallery currently owns and operates over 2,200 video specialty stores located throughout North America. Movie Gallery is the leading home video specialty retailer primarily focused on rural and secondary markets.

    CONTACT: Movie Gallery Inc., Dothan
             Thomas D. Johnson, Jr., 334-677-2108
             www.moviegallery.com